UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

MARCH 27, 2003

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-31633	94-3217016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 732-8400

ITEM 5.  OTHER EVENTS

Kosan Biosciences announced today that Robert G. Johnson, Jr., M.D., Ph.D., Senior Vice President and Chief Medical Officer, and Chaitan Khosla, Ph.D., Founder and Director, have established pre-arranged trading plans to sell shares in the company over designated periods in accordance with SEC Rule 10b5-1. Dr. Johnson’s plan provides for the sale of up to 131,950 shares. He intends to use the proceeds to discharge a loan due in September 2003 that he received from Kosan for the purpose of exercising Kosan stock options. Dr. Khosla’s plan provides for the sale of shares during a nine-month period beginning in April 2003. Dr. Khosla intends to use the proceeds to help fund the Celiac Sprue Research Foundation, of which he is Founder and President, to pursue research directed at discovering a cure for Celiac Sprue.

Rule 10b5-1 permits insiders to implement a written plan to sell stock when they are not in possession of material non-public information and continue to sell shares under the plan on a regular basis even if they receive such information subsequently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED
(Registrant)

By:	/s/ Michael S. Ostrach
Michael S. Ostrach
President and Chief Operating Officer

Dated: June 30, 2003